Exhibit 16.1

March 29, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Xinxu Copper Industry Technology Ltd.’s Form F-1 dated March 29, 2024, and we agree with the statements set forth in the Form F-1 change in registrant’s certifying accountant, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained therein.

Very truly yours,

/s/TPS Thayer, LLC

TPS Thayer, LLC

Sugar Land, Texas

www.tpscpa.com

1600 Highway 6, Suite 100 | Sugar Land, TX 77478 | T: 281.552.8430 | F:281.552.8431